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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 19, 2004

Registration No. 333-113701

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DURATEK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2427618 (I.R.S. Employer Identification No.)

10100 Old Columbia Road
Columbia, Maryland 21046
(410) 312-5100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert E. Prince
Chief Executive Officer
Duratek, Inc.
10100 Old Columbia Road
Columbia, Maryland 21046
(410) 312-5100
(name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence R. Seidman
Hogan & Hartson L.L.P.
111 S. Calvert Street, Suite 1600
Baltimore, Maryland 21202
(410) 659-2700

        Approximate date of commencement of proposed sale to the public: From time to time after the date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

         The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
MAY 19, 2004

PROSPECTUS

DURATEK, INC.

$125,000,000

Debt Securities
Warrants
Preferred Stock
Common Stock

3,201,649 shares of Common Stock offered by
TCG Holdings, L.L.C.
DBD Investors, V, L.L.C.

        We will provide the specific terms for each of these securities and their offering prices in supplements to this prospectus. In the case of debt securities, these terms will include, as applicable, the specific designation, aggregate principal amount, maturity, rate or formula of interest, premium, terms of convertibility and terms for redemption. In the case of shares of preferred stock, these terms will include, as applicable, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights. In the case of common stock, these terms will include the aggregate number of shares offered. In the case of warrants to purchase these securities, the terms will include term, conversion and exercise prices and other terms. We may sell any combination of these securities in one or more offerings up to a total dollar amount of $125,000,000.

        In addition, TCG Holdings, L.L.C. and DBD Investors, V, L.L.C., as selling stockholders, may from time to time offer and sell up to 3,201,649 shares in the same offering as us or in separate offerings.

        Our common stock is listed on the Nasdaq National Market under the symbol "DRTK." The closing price of our common stock on the Nasdaq National Market was $14.10 per share on May 18, 2004. None of the other securities are currently publicly traded. We and the selling stockholders may sell these securities to or through underwriters and also to other purchasers or through agents. We and the selling stockholders will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. We strongly recommend that you read carefully the risks we describe in this prospectus and in the accompanying prospectus supplement, for a fuller understanding of the risks and uncertainties that we face. See "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is May     , 2004.

SUMMARY

        This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

Duratek, Inc.

Overview

        Duratek, Inc., together with its wholly owned subsidiaries (the "Company", "Duratek", "we", "us" and "our"), provides safe, secure radioactive materials disposition and nuclear facility operations for commercial and government customers. We possess the breadth of capabilities, technologies, assets, facilities, and qualified personnel necessary to provide a full array of radioactive material characterization, processing, transportation, accident containment and restoration services, and final disposition. We operate through our five licensed commercial facilities and on-site at customer premises. Our 900-plus project managers and technical personnel strive to implement the optimal technology or service to meet each customer's needs. Our capabilities include both proprietary and other proven technologies, including over 115 owned patents that can be used independently or in tandem to safely manage and process our customers' radioactive material for long-term disposition.

        Our corporate officers are located at 10100 Old Columbia Road, Columbia, Maryland 21046. Our telephone number is (410) 312-5100 and our website address is http://www.duratekinc.com. Information on our website is not part of this prospectus.

Securities We Are Offering

        We may offer any of the following securities from time to time:

  •
  our debt securities;

  •
  warrants to purchase our common stock, preferred stock or debt securities;

  •
  shares of our preferred stock; or

  •
  shares of our common stock.

        When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $125,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

        Debt Securities.    Our debt securities may be senior or subordinated in right of payment and may be convertible into our common stock, preferred stock, debt securities or property. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue the senior and subordinated debt securities under separate indentures between us and a trustee we will identify in an applicable prospectus supplement.

        Warrants.    We may offer warrants to purchase our common stock, preferred stock and debt securities. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents.

        Preferred Stock.    We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

        Common Stock.    We may offer shares of our common stock. Our common stock currently is traded on the Nasdaq National Market under the symbol "DRTK."

        Listing.    If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The table below presents the ratio of earnings to combined fixed charges and preferred stock dividends and the coverage deficiency for the three months ended March 28, 2004 and for the last five fiscal years.

		For the Year Ended December 31,
	For the Three Months ended March 28, 2004	2003	2002	2001	2000	1999
Ratio of earnings to combined fixed charges and preferred stock dividends	2.8	4.0	3.6	Deficiency	Deficiency	3.8

Deficiency				$5,837	$16,369

  Selling Stockholders.

        Under this shelf registration, the selling stockholders also may sell up to 3,201,649 shares of our common stock in one or more offerings including through underwriters or dealers, through agents, through block trades, directly to purchasers, in privately negotiated transactions or in short sales. See "Plan of Distribution" below.

RISK FACTORS

        Investing in our securities involves a material degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth in this prospectus and any accompanying prospectus supplement delivered with this prospectus, as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement and the additional information in the other reports we file with the SEC.

Credit and Business Risks

  The documents governing our indebtedness restrict our ability and the ability of our subsidiaries to engage in some business transactions.

        We have entered into a secured credit facility (the "Credit Facility") providing for an aggregate commitment of $145 million which consists of a five year $30 million revolving line of credit to fund working capital and general corporate requirements and a six year $115 million term loan. The credit agreement governing the Credit Facility restricts our ability and the ability of our subsidiaries to, among other things:

  •
  incur or guarantee additional indebtedness;

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  declare or pay dividends on, redeem or repurchase capital stock, with certain exceptions for our 8% Cumulative Convertible Redeemable Preferred Stock ("Cumulative Convertible Redeemable Preferred Stock");

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  transfer assets or make loans between us and some of our subsidiaries;

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  make investments;

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  incur or permit to exist liens;

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  enter into transactions with affiliates;

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  make material changes in the nature or conduct of our business;

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  merge or consolidate with, acquire substantially all of the stock or assets of other companies;

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  make capital expenditures; and

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  transfer or sell assets.

        The Credit Facility also contains other covenants that are typical for credit facilities of this size, type and tenor, such as requirements that we meet specified financial ratios and financial condition tests. Our ability to make additional borrowings under the Credit Facility depends upon satisfaction of these covenants. Our ability to meet these covenants and requirements may be affected by events beyond our control.

        Our failure to comply with obligations under the Credit Facility could result in an event of default under the facility. A default, if not cured or waived, could permit acceleration of our indebtedness. We cannot be certain that we will be able to remedy any default. If our indebtedness is accelerated, we cannot be certain that we will have funds available to pay the accelerated indebtedness or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all.

  Our business and operating results could be adversely affected by our inability to accurately estimate the overall risks, revenue, or costs on a contract.

        We generally enter into four principal types of contracts with our clients: firm fixed-price, fixed-unit-rate, time-and-materials, and cost-plus award or incentive fee. Under our firm fixed-price and fixed-unit-rate contracts, we receive a fixed price regardless of the actual costs we incur and, consequently, we are exposed to a number of risks. These risks include underestimation of costs, problems with new technologies, unforeseen costs or difficulties, delays beyond our control and economic and other changes that may occur during the contract period. Under our time-and-materials contracts, we are paid for labor and costs incurred at negotiated contractual rates. Profitability on these contracts is driven by the extent of utilization of our billable personnel and cost control. Under our cost-plus award or incentive fee contracts, some of which are subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be able to obtain reimbursement for all such costs. Under our incentive fee contracts, we are awarded fees assuming that certain contract commitments are met, including schedule, budget, and safety. If any of these commitments are not met, we could have a reduction in expected revenues.

        Accounting for a contract requires judgment relative to assessing the contract's estimated risks, revenue and costs, and on making judgments on other technical issues. Due to the size and nature of many of our contracts, the estimation of overall risk, revenue and cost at completion is complicated and subject to many variables. Changes in underlying assumptions, circumstances, or estimates may also adversely affect future period financial performance.

  Our use of percentage-of-completion accounting could result in a reduction or elimination of previously reported profits.

        A portion of our revenues are recognized using the percentage-of-completion method of accounting. Generally, the percentage-of-completion accounting practices we utilize result in our recognizing contract revenues and earnings ratably, based on the proportion of costs incurred to total estimated contract costs, or on estimated physical completion or units of production. We believe that our estimating process provides reasonable assurance that our estimates are reasonably dependable but estimates are by their nature uncertain.

        Revisions in revenues, cost, and profit estimates, or measurements in the extent of progress toward completion are changes in accounting estimates accounted for in the period of change (cumulative catch-up method). Such revisions could occur at any time and the effects could be material. A change order is included in total estimated contract revenue when revenue is probable, which generally is when it is accepted in writing by the customer. Until then, no revenue or profit is recognized.

        Due to uncertainties inherent in the estimation process, it is possible that actual completion costs may vary from estimates, and it is possible that such variances could be material to our operating results.

  Our quarterly operating results may fluctuate significantly, which could have a negative effect on the price of our common stock.

        Our quarterly revenue, expenses, and operating results may fluctuate significantly because of a number of factors, including:

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  the impact that the timing of nuclear power plant outages have on the shipments of waste, which outages typically occur in the spring and fall;

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  unanticipated changes in contract performance that may affect profitability, particularly with contracts that have funding limits;

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  the seasonality of the spending cycle of our public sector clients, notably the Federal government, and the spending patterns of our commercial sector clients;

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  employee hiring and utilization rates;

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  the number and significance of client engagements commenced and completed during a quarter;

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  the ability of our clients to terminate engagements without penalties;

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  delays incurred in connection with an engagement;

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  the size and scope of engagements;

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  the timing of expenses incurred for corporate initiatives;

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  reductions in the prices of services offered by our competitors;

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  changes in accounting rules;

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  the timing and size of the return on investment capital; and

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  general economic or political conditions.

        Variations in any of these factors could cause significant fluctuations in our operating results from quarter to quarter and could result in net losses. This could have a negative effect on the price of our common stock depriving you of the opportunity to sell your shares at a price you find acceptable.

  If we have to write-off a significant amount of intangible assets, our earnings will be negatively impacted.

        Goodwill is included on our balance sheet and is a significant asset, comprising $70.8 million at March 28, 2004. If our goodwill were to be significantly impaired, a write-down or write-off would be required. The write-off would negatively impact our earnings; however, it would not impact our cash flows.

Government Contracting Risks

  The U.S. government can audit and disallow claims for compensation under our government contracts, and can terminate those contracts without cause. Any of these events would reduce our revenues potentially in a material amount.

        Our government contracts, which are primarily with the DOE and DOD, are, and are expected to continue to be, a significant part of our business. We derived approximately 45% of our consolidated revenues in 2003 and 46% of our consolidated revenues in 2002 from contracts funded by the DOE. In our Federal Services segment, our contracts for Bechtel Hanford, Inc., Bechtel Jacobs Company LLC, Bechtel National, Inc. on the Hanford RPP-WTP project, Fluor Fernald, Inc., and Fluor Hanford, Inc. each represented more than 10% of our revenues. Allowable costs under government contracts are subject to audit by the U.S. government. To the extent that these audits result in determinations that costs claimed as reimbursable are not allowable costs or were not allocated in accordance with Federal government regulations, we could be required to reimburse the U.S. government for amounts previously received. In addition, if we were to lose and not replace our revenues generated by one or more of the U.S. government contracts, our businesses, financial condition, results of operations and cash flows could be adversely affected.

        We have a number of contracts and subcontracts with agencies of the U.S. government, principally for environmental remediation, restoration, and operations work, which extend beyond one year and for which additional government funding has not yet been appropriated. We cannot be certain that the U.S. government will appropriate such funds.

        All contracts with agencies of the U.S. government and some commercial contracts are subject to unilateral termination at the option of the customer. In the event of a termination, we would not receive projected revenues or profits associated with the terminated portion of those contracts; however, all costs incurred prior to termination are recoverable.

        In addition, government contracts are subject to specific procurement regulations, contract provisions, and a variety of other socioeconomic requirements relating to the formation, administration, performance, and accounting of these contracts. Many of these contracts include express or implied certifications of compliance with applicable laws and contract provisions. As a result of our government contracting, claims for civil or criminal fraud may be brought by the government for violations of these regulations, requirements, or statutes. We may also be subject to qui tam litigation brought by private individuals on behalf of the government under the Federal Civil False Claims Act, which could include claims for up to treble damages. Further, if we fail to comply with any of these regulations, requirements, or statutes, our existing government contracts could be terminated, or we could be suspended from government contracting or subcontracting, including federally funded projects at the state level. These developments could also cause our participation in foreign projects funded by the United States to be terminated or restricted. If one or more of our government contracts are terminated for any reason, or if we are suspended from government work, we could suffer a significant reduction in expected revenues.

  Most of our government contracts are awarded through a regulated competitive bidding process. The inability to complete existing government contracts or win new government contracts over an extended period could harm our operations and adversely affect our future revenues.

        Most of our government contracts are awarded through a regulated competitive bidding process. Some government contracts are awarded to multiple competitors, which increases overall competition and pricing pressure and may require us to make sustained post-award efforts to realize revenues under these government contracts. In addition, government clients can generally terminate or modify their contracts at their convenience. Moreover, even if we are qualified to work on a new government contract, we might not be awarded the contract because of existing government policies designed to protect small businesses and underrepresented minority contractors. The inability to complete existing government contracts or win new government contracts over an extended period could harm our operations and adversely affect our future revenues.

  If our partners fail to perform their contractual obligations on a project, we could be exposed to legal liability, loss of reputation and profit reduction or loss on the project.

        We perform projects jointly with outside partners in order to enter into subcontracts, joint ventures, and other contractual arrangements so that we can jointly bid and perform on a particular project. Success on these joint projects depends in large part on whether our partners fulfill their contractual obligations satisfactorily. If any of our partners fails to satisfactorily perform their contractual obligations as a result of financial or other difficulties, we may be required to make additional investments and provide additional services in order to make up for our partner's shortfall. If we are unable to adequately address our partner's performance issues, then our client could terminate the joint project, exposing us to legal liability, loss of reputation, and reduced profit or loss on the project.

        Our future success will likely depend, in part, on the success of our existing collaborative relationships. Collaborative arrangements involve risks that the participating parties may disagree on business decisions and strategies resulting in potential delays, additional costs, and risks of litigation. Our inability to successfully maintain existing collaborative relationships or enter into new collaborative arrangements could have a material adverse effect on our future revenue.

Regulatory Risks

  Our services expose us to significant risks of liability due to our handling of radioactive and hazardous materials and our insurance policies may not provide adequate coverage.

        When we perform our services, our personnel and equipment may be exposed to radioactive and hazardous materials and conditions. Although we are committed to a policy of operating safely and prudently, we may be subject to liability claims by employees, customers, and third parties as a result of such exposures. In addition, we may be subject to fines, penalties, or other liabilities arising under environmental or safety laws. To date, we have been able to obtain liability insurance for the operation of our business. However, due to the nature of insurance markets and our business, we may not be able to maintain insurance coverage in an amount sufficient to cover the risks in our business or for all of the risk in our business. We also face the risk that we may not be able to renew or increase or find adequate replacement coverage. Our inability to maintain sufficient insurance coverage may prevent us from securing or maintaining certain contract awards. If we had to make a payment on a wholly or partially insured claim in a material amount, our financial condition could be adversely affected.

  Expiration of the Price-Anderson Act's indemnification authority could have adverse consequences on our Federal and Commercial business segments.

        Our Federal and Commercial units provide services to the nuclear industry. The Price-Anderson Act promotes the nuclear industry by offering broad indemnification to commercial nuclear power plant operators and DOE contractors for liabilities arising out of nuclear incidents at power plants licensed by the NRC and at DOE nuclear facilities. That indemnification protects not only the NRC licensee or DOE prime contractor, but also others like us who may be doing work under contract or subcontract for a licensed power plant or under a DOE prime contract. While the Price-Anderson Act's indemnification provisions are broad, it has not been determined whether they apply to all liabilities that might be incurred by a radioactive materials cleanup contractor. Moreover, the Price-Anderson Act indemnification authority expired on December 31, 2003, for NRC licensees, and it will expire on December 31, 2004 for DOE contractors. There are legislative proposals to enact a long-term extension of Price Anderson indemnification authority, as has been done several times in the past. Those proposals are part of the omnibus energy legislation that is pending in Congress. However, that bill has been held up during the last several legislative sessions for reasons unrelated to Price Anderson.

        NRC licensees who already have coverage and those who rely on the flow-down of coverage they receive are unaffected by the expiration. The existing coverage continues. (Since no new power plants are on the drawing board, the expiration of authority to indemnify new NRC licensees has no immediate effect.) Similarly, DOE contractors who have coverage under current contracts would be unaffected by the expiration of authority at the end of the year. Their coverage continues until the contract under which the indemnification was granted terminates. However, our Federal business could be adversely affected if DOE prime contractors are reluctant to enter into new contracts involving nuclear hazards in the absence of an extension of Price Anderson indemnification authority for them after December 31, 2004. DOE has alternative although more limited indemnification authority under Public Law 85-804, and when Price Anderson has temporarily lapsed in the past, DOE prime contractors were generally willing to accept that coverage on an interim basis. Private insurers, however, have generally not been willing to cover nuclear hazards associated with DOE work.

  We operate in a highly regulated industry requiring our customers and us to have and comply with federal, state, and local government permits and approvals. Failure to obtain or comply with these permits and approvals could subject us to penalties and other sanctions and affect our ability to retain or be awarded work.

        Our customers and we operate in a highly regulated environment. Facilities utilizing our technologies are required to have federal, state, and local government permits and approvals. Any of these permits or approvals may be subject to denial, revocation, or modification under various circumstances. Failure to obtain or comply with the conditions of permits or approvals or with environmental and safety laws may adversely affect our operations and may subject us to penalties and other sanctions.

        In addition to regulatory requirements, environmental laws impose joint and several liabilities for the cleanup of contamination upon the current and former owners and operators of contaminated property and on any party who arranges for the disposal or treatment of hazardous substances at a facility that is or becomes contaminated. Such liability is imposed without regard to fault and regardless of knowledge or compliance with environmental requirements. If we face such liability in the future, our financial position could be adversely affected.

        In addition, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, we or our customers may be required to obtain additional operating permits or approvals. Changes in environmental requirements also may require us to change or improve our waste management technologies and services and incur additional expenses or risk the loss of the existing contract work.

  Changes in existing environmental laws, regulations, and programs could reduce demand for our environmental services, which could cause our revenues to decline.

        A significant amount of our waste management business is generated either directly or indirectly as a result of existing Federal and state laws, regulations, and programs related to pollution and environmental protection. Federal, state, and local environmental legislation and regulations require substantial expenditures and impose liabilities for noncompliance. Accordingly, a relaxation or repeal of these laws and regulations, or changes in governmental policies regarding the funding, implementation, or enforcement of these programs, could result in a decline in demand for environmental services that may have a material adverse effect on our revenue.

  Adequate bonding is necessary for us to successfully win new work awards on some types of contracts. Failure to obtain an appropriate bond could prevent us from obtaining new work awards and limit our future revenues.

        In line with industry practice, we are often required to provide performance and surety bonds to customers under fixed-price contracts. These bonds indemnify the customer should we fail to perform our obligations under the contract. If a bond is required for a particular project and we are unable to obtain an appropriate bond, we cannot pursue that project. We have a bonding facility but, as is typically the case, the issuance of bonds under that facility is at the surety's sole discretion. Moreover, due to events that affect the insurance and bonding markets generally, bonding may be more difficult to obtain in the future or may only be available at significant additional cost. There can be no assurance that bonds will continue to be available to us on reasonable terms. Our inability to obtain adequate bonding and, as a result, to bid on new work could have a material adverse effect on our future revenues and business prospectus.

Competition Risks

  We face an increasing competitive market for our waste treatment technologies and services.

        The market for our waste management technologies and services are characterized by several large companies and numerous small companies. Any of these companies may possess or develop technologies superior to our technologies. In addition, we compete with companies offering waste management technologies, storage, and disposal alternatives management. In our services business, our competitors range from major national and regional environmental service and consulting firms with large environmental remediation staffs to small local firms. To the extent that our competitors offer more cost-effective management technology alternatives or offer comparable services at lower prices, our ability to compete effectively could be adversely affected.

  Our success depends on attracting and retaining qualified personnel in a competitive environment.

        We are dependent upon our ability to attract and retain highly qualified managerial, business development personnel, skilled technical specialists, and experts in a wide range of scientific, engineering, and health and safety fields. Competition for key personnel is intense. We cannot be certain that we will retain our key managerial, business development, and technical personnel or that we will attract or assimilate key personnel in the future. Failure to retain or attract such personnel could materially adversely affect our businesses, financial position, results of operations, and cash flows.

        We are also highly dependent upon the technical expertise and management experience of our senior management. The loss of the services of any of these individuals could have a material adverse effect on our results of operations and financial condition. Certain members of our senior management are subject to employment agreements, which end in June 2004 and November 2004, with one-year automatic extensions unless terminated with proper notice before the end date. There are no "key man" life insurance policies on any members of senior management or any other personnel.

Other Risks

  Our stockholder rights plan and provisions of Delaware law could inhibit a change in control possibly depriving you of an opportunity to sell your shares of common stock at prices higher than prevailing market prices.

        We are subject to various restrictions and other requirements that may have the effect of delaying, deterring, or preventing a change in control of us, such as:

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  our stockholder rights plan; and

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  Section 203 of the Delaware General Corporation Law.

        In December 2003, our board of directors approved a stockholder rights plan. Under this plan, each share of our common stock and each share of our Cumulative Convertible Redeemable Preferred Stock is accompanied by a right that entitles the holder of that share, upon the occurrence of specified events that may be intended to effect a change in control, to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock at an exercise price of $58.00. In the event the rights become exercisable, the rights plan allows for our stockholders to acquire our stock or the stock of the surviving corporation, whether or not we are the surviving corporation, having a value twice that of the exercise price of the rights. Due to The Carlyle Group and its affiliates current ownership position in excess of 20% of our outstanding common stock, under the stockholder rights plan, The Carlyle Group and its affiliates and associates shall not be considered an acquiring person unless it and its affiliates and associates shall acquire more than an additional 5% of our outstanding common stock in excess of the amount owned by such persons on the date of adoption of the stockholder rights plan.

        We are also subject to Section 203 of the Delaware General Corporation Law, which generally limits the ability of major stockholders to engage in specified transactions with us that may be intended to effect a change in control. These restrictions could deter unfriendly offers or other efforts to obtain control of the Company that are not approved by the board and thereby possibly deprive you of opportunities to sell your shares of common stock at prices higher than prevailing market prices.

  The Carlyle Group beneficially owns a significant number of our outstanding shares and has the ability to resell these shares. If the Carlyle Group were to seek to resell these shares, this may depress our stock price by increasing the supply of our shares offered for sale in the market at a time when demand may be limited or we may be seeking to offer shares to raise additional capital.

        The Carlyle Group beneficially owns approximately 22% of our outstanding Common Stock as of May 3, 2004. When the Cumulative Convertible Redeemable Preferred Stock that is owned by The Carlyle Group is included, they have an aggregate of 22.6% of the outstanding voting securities as of May 3, 2004. The Carlyle Group has the right to require us to register for resale all of the shares beneficially owned by them. We will not receive any proceeds from the sale of these shares. To the extent that The Carlyle Group sells these shares at times when we are looking to raise addition capital, our ability to raise these additional funds may be adversely impacted.

  If our officers, directors and largest stockholders choose to act together, they may be able to significantly affect our management.

        Our directors, executive officers and principal stockholders collectively own approximately 27.7% of our common stock and a majority of our Cumulative Redeemable Convertible Preferred Stock, based on the beneficial ownership as of May 3, 2004. Accordingly, they collectively will have the ability to significantly affect the election of all our directors and the outcome of most corporate actions requiring stockholder approval. They may exercise their voting right in a manner that advances their best interests and not those of other stockholders. Additionally, we have agreed to use our best efforts, consistent with all applicable laws, to cause one individual designated by The Carlyle Group to be nominated to our board provided the nominee is reasonably acceptable to our Nominating and Corporate Governance Committee.

  The value of our common stock could continue to be volatile preventing you from selling at a price you find acceptable and possibly resulting in a loss of your capital.

        Our common stock has experienced substantial price volatility. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies and that have often been unrelated to the operating performance of these companies. The overall market and the price of our common stock may continue to fluctuate greatly. The trading price of our common stock may be significantly affected by various factors, including:

  •
  quarter to quarter variations in our financial results, including revenue, profits, and other measures of financial performance or financial condition;

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  announcements of new contracts or technological development;

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  announcements by us or our competitors of significant acquisitions;

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  resolution of threatened or pending litigation;

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  status of our collaborative arrangements or those of competitors;

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  changes in investors' and analysts' perceptions of our business or any of our competitors' businesses;

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  investors' and analysts' assessments of reports prepared or conclusions reached by third parties;

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  changes in environmental legislation;

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  patent or proprietary rights developments;

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  broader market fluctuations; and

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  general economic or political conditions.

        Because we may experience a high level of volatility in our common stock, you should not invest in our common stock unless you are prepared to bear a significant loss of your capital. At any given time, you may not be able to sell your shares at a price that you think is acceptable.

        Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, many of whom are granted stock options, the value of which are dependent on the performance of our stock price.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

  •
  our debt securities;

  •
  warrants to purchase our common stock, preferred stock or debt securities;

  •
  shares of our preferred stock; or

  •
  shares of our common stock.

        The total offering price of these securities will not exceed $125,000,000. In addition, under this shelf registration statement, the selling stockholders also may sell up to 3,201,649 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add or update information contained in this prospectus.

        We or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act file number for our SEC filings is 000-14292. You may read and copy the registration statement and any other document we file at the following SEC public reference room:

Judiciary Plaza
450 Fifth Street, N.W.
Rm. 1024
Washington, D.C. 20549

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of our securities under this prospectus is completed or withdrawn:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2004;

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  Our Current Reports on Form 8-K dated January 5 and 22, 2004;

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  All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering; and

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  The description of our common stock contained in our Form 8-A/A filed on June 8, 1995, including any amendments or reports filed to update such information.

        We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person, including any beneficial holder, who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 10100 Old Columbia Road, Columbia, Maryland 21046, Attention: Investor Relations, (410) 312-5100.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the documents incorporated herein by reference, contain forward-looking statements. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. The words "believe," "expect," "anticipate," and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements may include, but are not limited to, information regarding our ability to manage our commercial waste processing operations, the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by the department, the acceptance and implementation of our waste treatment technologies in the government and commercial sectors and other large technical support services projects. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Statements in this prospectus, including the risk factors set forth in this prospectus or set forth in any accompanying prospectus supplement, describe factors, among others, that could contribute to or cause such differences.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sales of securities to provide additional funds for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

        We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution" described below.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of Delaware may also affect the terms of our common stock.

General

        Our certificate of incorporation provides that we have authority to issue 35,000,000 shares of our common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, 160,000 shares of which have been designated as 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share ("Convertible Preferred Stock") and 100,000 shares of which have been designated as Series B Junior Participating Preferred Stock. At May 3, 2004, there were 14,085,203 shares of common stock issued and outstanding and 6,005 shares of Convertible Preferred Stock issued and outstanding. In addition, 1,977,464 shares of common stock were issuable upon exercise of stock options. There are no shares of Series B Junior Participating Preferred Stock outstanding. The outstanding shares of common stock and Convertible Preferred Stock are fully paid and nonassessable. The rights of the holders of common stock discussed below are subject to the rights of holders of Convertible Preferred Stock (as described below) and to those rights as the board may confer on holders of preferred stock that may be issued in the future. These rights conferred on holders of Convertible Preferred Stock and any other preferred stockholders may adversely affect the rights of holders of common stock.

Voting Rights

        Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of common stock are entitled to one vote per share.

Liquidation Rights

        In the event of any dissolution, liquidation or winding up of Duratek, whether voluntary or involuntary, the holders of common stock will be entitled to participate in the distribution of any assets remaining after we have paid all of our debts and liabilities and have paid, or set aside for payment, the full preferential amounts, if any, to the holders of any shares of Convertible Preferred Stock and of any other class of stock having preference over the common stock in the event of dissolution, liquidation or winding up.

Dividends

        Dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith when and as declared by the board. To date we have not paid dividends on our common stock. Due to restrictions under existing covenants in our credit facilities, we are not permitted to pay dividends on our common stock without waiver of these restrictions by our lenders.

Other Rights and Restrictions

        The holders of common stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their common stock into other securities of Duratek or to have their shares redeemed by us. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the holders of the Convertible Preferred Stock and any series of preferred stock which we may designate in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

        Our common stock is listed on the Nasdaq National Market under the symbol "DRTK".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Rights Agreement

        In December 2003, our board adopted a Rights Agreement (the "Rights Agreement"). The Rights Agreement is designed to deter any potential coercive or unfair takeover tactics in the event of an unsolicited takeover attempt. It is not intended to prevent a takeover of Duratek on terms that are favorable and fair to all stockholders and will not interfere with a merger approved by the board of directors. Each right entitles stockholders to buy one one-thousandth of a share of Series B Junior Participating Preferred Stock at an exercise price of $58.00. The rights will be exercisable only if a person or a group acquires or announces a tender or exchange offer to acquire 20% or more of our common stock or if we enter into other business combination transactions not approved by the board of directors. Due to The Carlyle Group and its affiliates current ownership position in excess of 20% of our outstanding common stock, under the Rights Agreement, The Carlyle Group and its affiliates and associates shall not be considered an acquiring person unless it and its affiliates and associates shall acquire more than an additional 5% of our outstanding Common Stock in excess of the amount owned by such persons on the date of adoption of the Rights Agreement.

        In the event the rights become exercisable, the rights plan allows for our stockholders to acquire stock of Duratek or the surviving corporation, whether or not Duratek is the surviving corporation, having a value twice that of the exercise price of the rights. The rights will expire no later than December 16, 2013. If approved by our board, the rights may be redeemed for $.01 per right or exchanged into our common stock.

Business Combinations

        Section 203 of the Delaware General Corporation Law contains a provision restricting Delaware corporations, other than corporations that "opt out" of the statute, from engaging in a wide range of transactions which may be entered into by any such corporation and any interested stockholder. We have not opted out of Section 203. Under Section 203, the term "interested stockholder" is defined to include any person or entity who has acquired 15% or more of any class or series of stock entitled to vote generally in the election of directors but does not acquire 85% of such shares in the transaction in which more than 15% of the shares were acquired. Any such stockholder may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an "interested stockholder" unless (i) the Board of Directors prior to the date the interested stockholder obtained such status approved either the "Business Combination" or the transaction in which the stockholder became an "interested stockholder," or (ii) the holders of at least two-thirds of the outstanding voting stock, excluding those shares owned by the "interested stockholder," approve the "Business Combination." Because the Board of Directors' approved of the transaction that would have resulted in The Carlyle Group becoming an "interested stockholder" prior to the consummation of the transaction and the transaction whereby The Carlyle Group acquired in excess of 15% of our outstanding shares occured more than three years ago, Section 203 does not apply to The Carlyle Group.

        Section 203 defines "Business Combination" to encompass a wide variety of transactions with or caused by an "interested stockholder" in which the "interested stockholder" receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain assets sales, certain issuances of additional shares to the "interested stockholder" in transactions with the corporation which increase the proportionate interest of the "interested stockholder" or transactions in which the "interested stockholder" receives certain other benefits. This statute could deter unfriendly offers or other efforts to obtain control of the Company that are not approved by the board and thereby possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitations of Director Liability

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to Duratek or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to Duratek or its stockholders;

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  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  unlawful payments of dividends or unlawful stock repurchases or redemptions; and

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  any transaction from which the director derived an improper personal benefit.

Indemnification

        To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors' and officers' liability insurance.

DESCRIPTION OF PREFERRED STOCK

        The following description of our preferred stock, together with the additional information we include in any prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. For the complete terms of our preferred stock, please refer to our certificate of incorporation and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of Delaware, as amended, may also affect the terms of our common stock.

General

        We are authorized to issue 5,000,000 shares of preferred stock of which 160,000 preferred shares have been designated as Convertible Preferred Stock and of which 100,000 preferred shares have been designated as Series B Junior Participating Preferred Stock. As of May 3, 2004, 6,005 shares of Convertible Preferred Stock were issued and outstanding. The Series B Junior Participating Preferred Stock was classified in connection with the establishment of our stockholder rights plan, as described above, and we have issued rights that are in some cases exercisable for shares of Series B Junior Participating Preferred Stock. There are no shares of Series B Junior Participating Preferred Stock issued and outstanding. The Board of Directors has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the full extent now or hereafter permitted by Delaware law provided however that the consent of the Convertible Preferred Stock would be required for any preferred stock ranking senior to the Convertible Preferred Stock.

Convertible Preferred Stock

        The following is a brief summary of the rights, preferences and limitations of the outstanding shares of Convertible Preferred Stock.

        Dividends.    The Convertible Preferred Stock is entitled to cumulative annual dividends of 8% per annum ($8.00 per share) payable quarterly in arrears, when, as and if declared by the Board of Directors of the Company out of assets legally available for the payment of dividends.

        Preferences.    The Convertible Preferred Stock has a preference with respect to assets and dividends over the Common Stock. In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Convertible Preferred Stock are entitled to receive a cash payment equal to the Liquidation Value of each share, as defined below, before any distribution of assets to any holder of Common Stock or any other class or series of stock of the Company ranking junior to the Convertible Preferred Stock as to rights on liquidation, dissolution or winding up. The Convertible Preferred Stock will be senior to any existing or future class of capital stock or securities into which convertible indebtedness is convertible. The "Liquidation Value" per share means an amount equal to $100 plus the sum of all declared but unpaid dividends. No holder of the Convertible Preferred Stock has any preemptive rights to subscribe for any securities of the Company of any kind or class.

        Conversion.    Each share of the Convertible Preferred Stock is, at the option of the holder, convertible into 33 1/3 shares of Common Stock. Under the Stockholders' Agreement dated December 16, 2003 between us and The Carlyle Group, The Carlyle Group has agreed to waive its right to convert its shares of Convertible Preferred Stock into our common stock. And, we have agreed to purchase the 3,003 shares of Convertible Preferred Stock held by The Carlyle Group on or before September 29, 2005 at a minimum purchase price of $324.67 per share, which is based on a purchase price of $9.74 per share of our common stock, the price at which we repurchased 151,467 shares of Convertible Preferred Stock held by The Carlyle Group on December 16, 2003.

        Redemption.    We are required to redeem all of the outstanding shares of Convertible Preferred Stock on September 30, 2005 at $100 per share plus accrued and unpaid dividends. As noted above, we have agreed to purchase the 3,003 shares of Convertible Preferred Stock held by The Carlyle Group on or before September 29, 2005 at a minimum purchase price of $324.67 per share.

        Voting Rights.    The holders of the Convertible Preferred Stock are entitled to vote that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and have the right to vote, together with the Common Stock voting as a single class, on all matters on which the Common Stock can vote. Additionally, the holders of the Convertible Preferred Stock have the right, voting as a separate class, to elect a majority of the Company's Board of Directors as long as The Carlyle Group or its affiliates own shares of capital stock of the Company having 20% or more of the votes that may be cast at annual or special meetings of stockholders. The Carlyle Group has waived this right pursuant to a Stockholders' Agreement between us and The Carlyle Group dated December 16, 2003 and has agreed to vote its shares to remove this provision from our charter. The affirmative vote of the holders of a majority of the outstanding Convertible Preferred Stock, voting as a single class, is also necessary for the authorization or issuance of any class or series of stock ranking senior to the Convertible Preferred Stock as to dividends, redemption payments and liquidation payments.

        Registration Rights.    If we file a registration statement with the Commission on our behalf or on the behalf of any other selling stockholder (excluding any registration statements filed in connection with any of the Company's employee benefit plans or in connection with any acquisition on Form S-4), The Carlyle Group has unlimited piggyback registration rights to cause us to include the shares of Common Stock and the Common Stock issued upon conversion of the Convertible Preferred Stock held by it in such registration statement for sale in the same manner and under the same conditions as originally contemplated in such registration statement. We may reduce on a pro rata basis the number of shares sold by each selling stockholder if the number of shares to be registered and sold would materially and adversely affect the offering price. We are responsible for paying the expenses for registering The Carlyle Group shares covered in such a registration statement. The Carlyle Group is responsible for any underwriting discounts and selling commissions as well as the expenses of its advisors in connection with the sale of its shares in such a registration statement. Additionally, The Carlyle Group has a demand right on three (3) separate occasions to cause us to register their shares of Common Stock and Common Stock issued upon the conversion of the Convertible Preferred Stock at our expense; provided that at least 50% of the shares held by The Carlyle Group are covered in the demand request. The Carlyle Group has an additional demand registration right at its own expense.

Preferred Stock That We May Offer and Sell to You

        Our board is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

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  dividend rights;

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  conversion rights;

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  voting rights;

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  redemption rights and terms of redemption; and

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  liquidation preferences.

        Our board may fix the number of shares constituting any series and the designations of these series. We have issued rights that are in some cases exercisable for shares of our Series B Junior Participating Preferred Stock. As stated above, the Convertible Preferred Stock will be senior to any existing or future class of capital stock, including additional series of preferred stock, or securities into which convertible indebtedness is convertible, unless waived by the holders of the Convertible Preferred Stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the distinctive designation;

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  the terms on which dividends will be paid, if any;

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  the terms on which the shares may be redeemed, if at all;

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  the liquidation preference, if any;

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  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

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  the voting rights, if any, on the shares of the series; and

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  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designations for complete information. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

        Voting Rights.    The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

        Other.    Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

        Transfer Agent and Registrar.    The Transfer Agent and Registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and U.S. Bank National Association, as Trustee. Further information regarding the Trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

        The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures filed as exhibits to the registration statement which includes this prospectus and the description of the additional terms of the debt securities included in the prospectus supplement.

General

        Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

        The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

        We have entered into a credit facility of $145 million which consists of a five year $30 million revolving line of credit to fund working capital requirements and a six year $115 million term loan. The credit facility requires us to maintain certain financial covenants including: net leverage, interest coverage and fixed charged coverage ratios and minimum levels of earnings before interest, tax, depreciation and amortization. In addition, the credit facility contains restrictions on the our ability to pay cash dividends, other than on the remaining shares of Convertible Preferred Stock, and limitations on our ability to make acquisitions. The credit facility is secured by substantially all of our assets. Due to restrictions under existing covenants in our credit facilities, we may be restricted from issuing debt securities without waiver of these restrictions by our lenders. If we offer debt securities under this prospectus, the applicable prospectus supplement will update the information in this paragraph regarding other outstanding indebtedness.

        The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

  •
  the title and form of the debt securities;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the person to whom any interest on a debt security of the series will be paid;

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  the date or dates on which we must repay the principal;

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  the rate or rates at which the debt securities will bear interest;

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  if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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  the place or places where we must pay the principal and any premium or interest on the debt securities;

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  the terms and conditions on which we may redeem any debt security, if at all;

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  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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  the denominations in which we may issue the debt securities;

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  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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  the currency in which we will pay the principal of and any premium or interest on the debt securities;

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  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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  if applicable, that the debt securities are defeasible and the terms of such defeasance;

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  if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

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  whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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  the subordination provisions that will apply to any subordinated debt securities;

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  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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  any addition to or change in the covenants in the indentures; and

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  any other terms of the debt securities not inconsistent with the applicable indentures.

        We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

        The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, debt securities or property. The conversion or exchange may be mandatory or may be at your option. The Convertible Preferred Stock, if any is outstanding, will be senior to any existing or future class of securities into which convertible indebtedness is convertible. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

        The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

        We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

        Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

        If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

        The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

        No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

  •
  the depositary is unwilling or unable to continue as depositary; or

  •
  the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

        The depositary will determine how all securities issued in exchange for a global security will be registered.

        As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

        Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

        The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

        We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

        We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

        Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

        The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

        Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

  •
  the successor assumes our obligations under the debt securities and the indentures; and

  •
  we meet the other conditions described in the indentures.

Events of Default

        Each of the following will constitute an event of default under each indenture:

  •
  failure to pay the principal of or any premium on any debt security when due;

  •
  failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

  •
  failure to deposit any sinking fund payment when due;

  •
  failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series;

  •
  events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default specified in the prospectus supplement.

        Under the terms of each indenture, we are obligated to deliver to the Trustee within 120 days after the end of each fiscal year a certificate of one of our officers whether or not, to the best of such officer's knowledge, we are in default in the performance and observance of any terms, provisions and conditions of the respective indenture.

        If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

        Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

  •
  the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

  •
  the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

  •
  reducing the percentage of debt securities the holders of which are required to consent to any amendment.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

        Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

        To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

  •
  to maintain a registrar and paying agents and hold monies for payment in trust;

  •
  to register the transfer or exchange of the notes; and

  •
  to replace mutilated, destroyed, lost or stolen notes.

        In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

        We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

        To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

  •
  no event of default shall have occurred or be continuing;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

  •
  we satisfy other customary conditions precedent described in the applicable indenture.

Notices

        We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

        We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

General

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

        We may issue, together with other securities or separately, warrants to purchase our common stock, preferred stock or debt securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities, the number of shares of common stock and the number of shares of preferred stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrants.

 SELLING STOCKHOLDERS

        Approximately 22.6% of our common stock and Convertible Preferred Stock, on an as converted basis, is owned by The Carlyle Group. Daniel D'Aniello, who is a managing member of The Carlyle Group, is one of our directors. In addition we have agreed to use our best efforts, consistent with all applicable laws, to cause one individual designated by The Carlyle Group to be nominated to our board provided the nominee is reasonably acceptable to our Nominating Committee.

        The prospectus supplement for any offering of the common stock by the selling stockholders will include the following information:

  •
  the number of shares of common stock then held by the selling stockholder;

  •
  the number of shares of common stock offered by the selling stockholder; and

  •
  the number of shares (and, if one percent or more, the percentage) of common stock to be owned by the selling stockholder after completion of the offering.

        The table below presents certain information regarding the beneficial ownership of our common stock outstanding as of May 3, 2004 by The Carlyle Group. The reporting persons collectively are deemed to beneficially own an aggregate amount of 3,201,649 shares of Common Stock (including 100,098 shares of Common Stock issuable upon conversion of 3,003 shares of Convertible Preferred Stock). The Carlyle Group has agreed to waive its right to convert its shares of Convertible Preferred Stock into our common stock, unless we are in breach of our obligations under the Stockholders Agreement. Thus, the common stock issuable upon conversion of the Convertible Preferred Stock may be sold under this registration statement only if we have breached the Stockholders Agreement or we waive this provision in favor of The Carlyle Group. The shares of Convertible Preferred Stock beneficially owned by The Carlyle Group are also subject to certain restrictions on transfer as described in the Stockholders Agreement.

	Shares Owned Prior to the Offering			Shares Owned After the Offering
Name of Beneficial Owner			Shares Being Sold in the Offering
	Number	Percentage		Number	Percentage
TCG Holdings, L.L.C.(1)	3,178,375	22.5%			%
DBD Investors V, L.L.C.(2)	23,274	*			%

*
Less than one percent.

(1)
Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle SBC Partners II, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, C/S International Partners, L.P., a Cayman Islands limited partnership, Carlyle-GTSD Partners II, L.P., a Delaware limited partnership, CP II Investment Holdings, L.L.C., a Delaware limited liability company, TC Group, L.L.C., a Delaware limited liability company, and Crayfish Holdings, LDC, a Monaco limited duration company (collectively, the "Investment Partnerships"), represent the record owners of these shares. TC Group, L.L.C. exercises investment discretion and control over the shares held by the Investment Partnerships directly through its capacity as the sole general partner of certain of the Investment Partnerships or indirectly through its wholly-owned subsidiary TC Group II, L.L.C., the sole general partner of certain of the Investment Partnerships. TCG Holdings, L.L.C. a Delaware limited liability company, is the sole managing member of TC Group, L.L.C., the sole general partner of certain of the Investment Partnerships and the holder of power of attorney with respect to shares held of record by Crayfish Holdings, LDC and, in such capacity, exercises investment discretion and control of the shares beneficially owned by TC Group, L.L.C. and Crayfish Holdings, LDC. TCG Holdings, L.L.C. is managed by a three-person managing board and all board action relating to the voting or disposition of the shares require approval of a majority of the board. The members of the managing board are William E. Conway, Jr., Daniel A. D'Aniello and David Rubenstein, all of whom disclaim beneficial ownership of the shares. Each of the Investment Partnerships may be considered an affiliate or associated person of a broker-dealer. Each represents that it acquired its shares in the ordinary course of business and at the time of purchase the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(2)
DBD Investors V, L.L.C., a Delaware limited liability company, is the general partner of TCG Holdings II, L.P., a Delaware limited partnership, which is the general partner of TC Group Investment Holdings, L.P., a Delaware limited partnership, which is in turn the managing member of CP II Investment Holdings, L.L.C., a Delaware limited liability company. DBD Investors V, L.L.C. is managed by a three-person managing board and all board action relating to the voting or disposition of the shares require approval of a majority of the board. The members of the managing board are William E. Conway, Jr., Daniel A. D'Aniello and David Rubenstein, all of whom disclaim beneficial ownership of the shares. DBD Investors V, L.L.C. may be considered an affiliate or associated person of a broker-dealer. It represents that it acquired its shares in the ordinary course of business and at the time of purchase the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

        The address of each of the selling stockholders is: 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004-2505.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors; or

  •
  directly to investors.

        The selling stockholders which includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholders' interests may sell any of the common stock being offered by them under this prospectus in any one or more of the following ways from time to time:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  as exchange distributions in accordance with the rules of the applicable exchange;

  •
  directly to purchasers, including institutional investors;

  •
  to a broker-dealer, as principal, for resale by the broker-dealer for its account;

  •
  through privately negotiated transactions;

  •
  through remarketing firms;

  •
  in short sales;

  •
  through a combination of any of these methods of sale; or

  •
  through any other lawful method.

        At the request of any successors-in-interest, donees, transferees or others who may later hold the selling stockholders' interest and who wishes to sell the common stock being offered by them pursuant to this prospectus, we will file a prospectus supplement naming these individuals as selling stockholders.

        In addition, the selling stockholders may sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144, or by any other legally available means.

        In all cases, the selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        We will set forth in a prospectus supplement the terms of the offering of the securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any price to the public;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the common stock may be listed.

Agents

        We and the selling stockholder may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters or Dealers

        If we and the selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any price to the public and any discounts or concessions the underwriters allow or reallow or pay to dealers. We and the selling shareholders may use underwriters with whom we and they have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and the selling stockholder and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We and the selling stockholders will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation provided, however, that if the offering is an "at-the-market" offering under Rule 415(a)(4), we will file a post-effective amendment naming the underwriter in this prospectus. We and the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers.

        The selling stockholders may use agents and underwriters to solicit offers by certain institutions to purchase securities from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by the selling stockholders.

Direct Sales

        We and the selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Common Stock

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market under the symbol "DRTK". We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Passive Market Making

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid; however, the passive market maker's bid must then be lowered to a level not higher than the highest independent bid, provided that the passive market maker need not lower its bid until its purchases equal or exceed the lesser of two times the NASD's minimum quotations size for the security or the purchase limitations set forth in Rule 103.

Hedging and Other Transactions

        In addition to the manners of distribution described above, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

  •
  sell common stock short itself and redeliver such shares to close out its short positions;

  •
  enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholder or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

Pledges; Certain Transfers and Donations

        From time to time, a selling stockholder may pledge or grant a security interest in some or all of our common stock owned by them. If such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. A selling stockholder also may transfer and donate our common stock owned by it in other circumstances. The number of shares of our common stock beneficially owned by a selling stockholder will decrease as and when such selling stockholder transfers or donates its shares of our common stock or defaults in performing obligations secured by its shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that each of the transferees, donees, pledgees, other secured parties or other successors in interest will be a selling stockholder for purposes of this prospectus.

LEGAL MATTERS

        Hogan & Hartson L.L.P., Baltimore, Maryland, will provide us with an opinion as to legality of the securities offered hereby.

EXPERTS

        The consolidated financial statements of Duratek, Inc. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG's report covering these financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003 and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$22,286
Printing and engraving expenses	7,500
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Miscellaneous expenses	5,000
Total	$69,786

*
To be provided by amendment to this registration statement.

Item 15. Indemnification of Directors and Officers.

        Under Section 145 of the General Corporation Law of the Sate of Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        Article FIFTH of the Amended and Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits:

Exhibit Number	Description
1.01	Form of Underwriting Agreement**
3.01	Amended and Restated Certificate of Incorporation of Duratek, Inc. Incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. (File No. 0-14292)
3.02	Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock dated January 23, 1995. Incorporated herein by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on February 1, 1995. (File No. 0-14292)
3.03	Certificate of Amendment of the Certificate of Incorporation of Duratek, Inc. dated May 15, 2003. Incorporated herein by reference to Exhibit 4.5 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 2003. (File No. 0-14292)
4.01	Stockholders' Agreement, dated as of December 16, 2003, by and between Duratek, Inc. and the several holders of the Company's 8% Cumulative Convertible Redeemable Preferred Stock named in the Schedule I thereto. Incorporated herein by reference to Exhibit 4.2 of the Registrant's Form 8-K filed on December 17, 2004. (File No. 0-14292)
4.02	Registration Rights Agreement by and among Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, Carlyle-GTSD Partners, L.P., Carlyle-GTSD Partners II, L.P., GTS Duratek, Inc. and National Patent Development Corporation dated as of January 24, 1995. Incorporated herein by reference to Exhibit 4.4 of the Registrant's Form 8-K filed on February 1, 1995. (File No. 0-14292)
4.03	Rights Agreement, dated as of December 16, 2003, between Duratek, Inc. and Computershare Investor Services, LLC, as Rights Agent (which includes the Form of Certificate of Designation of the Series B Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series B Junior Participating Preferred Stock as Exhibit B and the Form of Rights Certificate as Exhibit C). Incorporated herein by reference to Exhibit 4.2 of the Registrant's Form 8-K filed on December 17, 2004. (File No. 0-14292)
4.04	Form of Senior Indenture*
4.05	Form of Subordinated Indenture*
4.06	Certificate of Designations of Preferred Stock**
4.07	Form of Preferred Stock Certificate **
4.08	Form of Common Stock Warrant and Warrant Certificate*
4.09	Form of Preferred Stock Warrant and Warrant Certificate*
4.10	Form of Debt Securities Warrant and Warrant Certificate*
5.01	Opinion of Hogan & Hartson L.L.P.*
12.01	Statement of Computation of Ratios of Earnings to Fixed Charges*
23.01	Consent of KPMG LLP, as independent auditors for the registrant*
23.02	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.01)*
24.01	Powers of Attorney (previously filed)
25.01	Statement of Eligibility of Trustee on Form T-1*

*
Filed herewith.

**
To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

        The registrant undertakes to provide to each shareholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant's reasonable expenses in furnishing such exhibit.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) or Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland on May 19, 2004.

DURATEK, INC.
By:	/s/ ROBERT E. PRINCE Robert E. Prince Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Date		Signature and Title

May 19, 2004	By:	/s/ ROBERT E. PRINCE Robert E. Prince Chief Executive Officer and Director (Principal Executive Officer)
May 19, 2004	By:	/s/ ROBERT F. SHAWVER Robert F. Shawver Executive Vice President and Chief Financial Officer (Principal Financing Officer)
May 19, 2004	By:	/s/ WILLIAM M. BAMBARGER, JR. William M. Bambarger, Jr. Controller (Principal Accounting Officer)
May 19, 2004	By:	/s/ DANIEL D'ANIELLO* Daniel D'Aniello Director
May 19, 2004	By:	/s/ DR. FRANCIS J. HARVEY* Dr. Francis J. Harvey Director
May 19, 2004	By:	/s/ ADMIRAL JAMES D. WATKINS* Admiral James D. Watkins Director

May 19, 2004	By:	/s/ GEORGE V. MCGOWAN* George V. McGowan Director
May 19, 2004	By:	/s/ MICHAEL J. BAYER* Michael J. Bayer Director
May 19, 2004	By:	/s/ ALAN J. FOHRER* Alan J. Fohrer Director

*pursuant to Power of Attorney

/s/ ROBERT F. SHAWVER Robert F. Shawver

EXHIBIT INDEX

Exhibit Number	Description
1.01	Form of Underwriting Agreement**
3.01	Amended and Restated Certificate of Incorporation of Duratek, Inc. Incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. (File No. 0-14292)
3.02	Certificate of Designations of the 8% Cumulative Convertible Redeemable Preferred Stock dated January 23, 1995. Incorporated herein by reference to Exhibit 4.1 of the Registrant's Form 8-K filed on February 1, 1995. (File No. 0-14292)
3.03	Certificate of Amendment of the Certificate of Incorporation of Duratek, Inc. dated May 15, 2003. Incorporated herein by reference to Exhibit 4.5 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 2003. (File No. 0-14292)
4.01	Stockholders' Agreement, dated as of December 16, 2003, by and between Duratek, Inc. and the several holders of the Company's 8% Cumulative Convertible Redeemable Preferred Stock named in the Schedule I thereto. Incorporated herein by reference to Exhibit 4.2 of the Registrant's Form 8-K filed on December 17, 2004. (File No. 0-14292)
4.02	Registration Rights Agreement by and among Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, Carlyle-GTSD Partners, L.P., Carlyle-GTSD Partners II, L.P., GTS Duratek, Inc. and National Patent Development Corporation dated as of January 24, 1995. Incorporated herein by reference to Exhibit 4.4 of the Registrant's Form 8-K filed on February 1, 1995. (File No. 0-14292)
4.03	Rights Agreement, dated as of December 16, 2003, between Duratek, Inc. and Computershare Investor Services, LLC, as Rights Agent (which includes the Form of Certificate of Designation of the Series B Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series B Junior Participating Preferred Stock as Exhibit B and the Form of Rights Certificate as Exhibit C). Incorporated herein by reference to Exhibit 4.2 of the Registrant's Form 8-K filed on December 17, 2004. (File No. 0-14292)
4.04	Form of Senior Indenture*
4.05	Form of Subordinated Indenture*
4.06	Certificate of Designations of Preferred Stock**
4.07	Form of Preferred Stock Certificate **
4.08	Form of Common Stock Warrant and Warrant Certificate*
4.09	Form of Preferred Stock Warrant and Warrant Certificate*
4.10	Form of Debt Securities Warrant and Warrant Certificate*
5.01	Opinion of Hogan & Hartson L.L.P.*
12.01	Statement of Computation of Ratios of Earnings to Fixed Charges*
23.01	Consent of KPMG LLP, as independent auditors for the registrant*
23.02	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.01)*
24.01	Powers of Attorney (previously filed)
25.01	Statement of Eligibility of Trustee on Form T-1*

*
Filed herewith.

**
To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

        The registrant undertakes to provide to each shareholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant's reasonable expenses in furnishing such exhibit.